Exhibit 99.1

              Xicor Announces First Quarter 2003 Earnings Results;
            Company Reports Revenue and Earnings as Expected, Strong
                  Gross Margin Percentage and OEM Book-to-Bill

    MILPITAS, Calif.--(BUSINESS WIRE)--April 16, 2003--Xicor, Inc. (Nasdaq:XICO), a leading supplier of high performance analog and mixed-signal integrated circuits today announced results for the Company's first quarter of fiscal year 2003.
    Revenue for the first quarter of fiscal 2003 was $9.6 million compared to $9.3 million in the prior quarter. Mixed-signal sales were $6.9 million up 5% from $6.6 million in the prior quarter and up 44% from $4.8 million in the same quarter a year ago.
    OEM Bookings for the quarter exceeded billings, resulting in a book-to-bill ratio of greater than 1:1. OEM bookings were up 8% for the quarter and the Company reported an increase in backlog for mixed-signal products.
    On a GAAP basis the Company reported a loss of $1.4 million or $0.06 per share compared to a loss of $3.5 million or $0.15 per share in the prior quarter. The loss for the first quarter of 2003 includes $225,000 for amortization of intangible assets related to the purchase of Analog Integration Partners (AIP) in April of 2002. The loss for the fourth quarter of 2002 includes $256,000 for amortization of intangible assets related to the purchase of AIP and a $1.2 million restructuring charge.
    According to Xicor President and CEO, Lou DiNardo, "The first quarter unfolded as we expected. We had growth in mixed-signal product sales and bookings as well as continued success with design wins and new product introductions. Our gross margin grew nicely this quarter to 51% and we continued to reduce our operating expenses. The combination of revenue growth in mixed-signal products, gross margin expansion and spending controls allowed us to minimize our loss for the quarter.
    "Our performance this quarter is a reflection of a great deal of hard work in sales and marketing, new product development and improvements and efficiency in operations. We are now beginning to see the results of hard work and commitment to our strategy of innovation, value pricing and diversity.
    "Our product announcements made so far this year have been impressive and are a reflection of the progress we have made in transforming Xicor into a high performance analog and mixed-signal company. We continued the expansion of our Power Management Product line with the introduction of our first Power Supply Sequencing devices. We introduced several general-purpose analog products including our first Digitally Controlled Capacitor as well as a High Voltage Digitally Controlled Potentiometer (DCP) for industrial applications. These are all portfolio products that give Xicor a strong base of fundamental analog and mixed-signal functions to address the needs of customers in a broad range of end markets.
    "We announced our entry into the Flat Panel Display (FPD) market with a high performance Analog-Front-End (AFE) used to digitize or encode the analog signals provided by personal computers for display on a FPD or Liquid Crystal Display
(LCD) projector. Our products demonstrated at the Display Search Conference in early April, perform at levels currently unavailable to large FPD manufacturers or LCD projector suppliers. At 205 MHz and 230 MHz these products mark a significant advance in Xicor technology and participation in the analog mixed-signal market. Recent market data provided by Display Search forecasts significant growth in the category of large displays. This new market for Xicor is expected to have rapid unit growth and values performance.
    "We expect to announce our participation in the Precision Voltage Reference market this quarter with a Floating Gate Analog (FGA(TM)) product that provides extremely low power operation and performance specified to meet the most demanding applications for initial accuracy and performance over temperature. This family of products is comprised of pin-compatible replacements for industry standard voltage references and we expect that they will lead to many derivatives that compete favorably with a wide variety of voltage reference products from traditional high performance analog companies. We believe these products will position Xicor as a leader in this area."
    Mr. DiNardo continued, "Based on our current backlog and customer activity, we expect to grow total sales in the range of 3% to 5% for the second quarter while we maintain our gross margin percentage and spending controls."
    "As we noted in our press release of April 16, 2003, we continue to invest in our future with the repurchase of our subordinated convertible notes issued in November of 2001. The face value of the notes repurchased is $35 million. We repurchased the notes at a blended exchange rate of 79% or approximately $27.5 million, consisting of approximately 2.9 million shares of common stock and $14.4 million of cash. This repurchase results in a gain of approximately $2.7 million that will be included as other income in our second quarter results. The repurchase reduces our quarterly interest and related amortization expense by approximately $0.8 million.
    Mr. DiNardo concluded, "Xicor is a high performance analog and mixed-signal company with new products that rival the best in this field."

    Conference Call Details

    A live webcast of the conference call to discuss the first quarter
2003 financial results for Xicor, Inc. will take place on April 16, 2003 at 6:00 p.m. Eastern Time. The webcast will be publicly available at http://www.vcall.com and http://www.xicor.com.
    In addition, a standard telephone instant replay of the conference call is available by dialing 303/590-3000, followed by the passcode 534829#. The telephone instant replay service is available from April 16, 2003 through April 23, 2003.

    About Xicor

    Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
    Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our projections for total sales, gross margin percentage and spending controls in the second quarter of 2003; and our expectation to announce our participation in the Precision Voltage Reference market this quarter with a Floating Gate Analog product.
    Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                             -- tables to follow --


                                   XICOR, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                 Three Months Ended
                                                --------------------
                                                March 30,   March 31,
                                                  2003        2002
                                                --------    --------
Net sales                                         $9,604     $10,047
Cost of sales                                      4,698       5,012
                                                --------    --------
 Gross profit                                      4,906       5,035
                                                --------    --------
Operating expenses:
 Research and development                          2,927       3,006
 Selling, general and administrative               2,499       2,996
 Amortization of purchased intangible assets         225           -
                                                --------    --------
                                                   5,651       6,002
                                                --------    --------
Income (loss) from operations                       (745)       (967)
Interest expense                                    (806)       (821)
Interest and other income                            143         640
                                                --------    --------
Income (loss) before income taxes                 (1,408)     (1,148)
Provision for income taxes                             -           -
                                                --------    --------
Net income (loss)                                $(1,408)    $(1,148)
                                                ========    ========
Net income (loss) per common share:

    Basic                                         $(0.06)     $(0.05)
                                                ========    ========
    Diluted                                       $(0.06)     $(0.05)
                                                ========    ========
Shares used in per share calculations:

    Basic                                         23,791      22,377
                                                ========    ========
    Diluted                                       23,791      22,377
                                                ========    ========


                                   XICOR, INC.
                              PRO FORMA INFORMATION
                                   (Unaudited)
                    (In thousands, except per share amounts)


    Use of Pro Forma Financial Information

    To supplement our consolidated financial statements presented on a GAAP basis, Xicor uses a pro forma measure of net income, which is adjusted to exclude certain costs, expenses, gains and losses. Our pro forma net income
(loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles in the United States.


                                                 Three Months Ended
                                                --------------------
                                                March 30,   March 31,
                                                  2003        2002
                                                --------    --------

Net sales                                         $9,604     $10,047
Cost of sales                                      4,698       5,012
                                                --------    --------
 Gross profit                                      4,906       5,035
                                                --------    --------
Operating expenses:
 Research and development                          2,927       3,006
 Selling, general and administrative               2,499       2,996
                                                --------    --------
                                                   5,426       6,002
                                                --------    --------
Income (loss) from operations                       (520)       (967)
Interest expense                                    (806)       (821)
Interest income                                      143         240
                                                --------    --------

Income (loss) before income taxes                 (1,183)     (1,548)
Provision for income taxes                             -           -
                                                --------    --------
Net income (loss)                                $(1,183)    $(1,548)
                                                ========    ========
Net income (loss) per common share:

 Basic                                            $(0.05)     $(0.07)
                                                ========    ========
 Diluted                                          $(0.05)     $(0.07)
                                                ========    ========
Shares used in per share calculations:

 Basic                                            23,791      22,377
                                                ========    ========
 Diluted                                          23,791      22,377
                                                ========    ========


                                   XICOR, INC.
                     RECONCILIATION OF PRO FORMA NET INCOME
                               TO GAAP NET INCOME
                                   (Unaudited)
                                 (In thousands)

                                                 Three Months Ended
                                                --------------------
                                                March 30,   March 31,
                                                  2003        2002
                                                --------    --------

Pro forma net income (loss)                      $(1,183)    $(1,548)
Items excluded from pro forma:
  Amortization of purchased intangible
   assets (1)                                       (225)          -
  Other income benefit (2)                            -          400
                                                --------    --------
Net income (loss)                                $(1,408)    $(1,148)
                                                ========    ========

Notes:

(1) Amortization of purchased intangible assets for the quarter ended March 30, 2003 includes $225,000 for amortization of intangible assets related to the purchase of Analog Integration Partners (AIP) in April of 2002.
(2) Interest and other income for the quarter ended March 31, 2002 includes a one-time benefit of $400,000 associated with the sale of the Company's wafer fabrication facility in 2000.


                                   XICOR, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                March 30,   Dec. 31,
                                                  2003        2002
                                                --------    --------

                                     ASSETS
Current assets:
 Cash and cash equivalents                       $29,543     $32,648
 Short-term investments                            5,704       4,648
 Accounts receivable                               3,499       4,606
 Inventories                                       4,528       4,939
 Prepaid expenses and other current assets           663         539
                                                --------    --------
    Total current assets                          43,937      47,380

Long-term investments                              2,001       1,085
Property, plant and equipment,
 at cost less accumulated depreciation             2,772       3,041
Goodwill                                          10,762      10,762
Purchased intangible assets, net                   1,837       2,062
Other assets                                       2,591       2,766
                                                --------    --------
    Total assets                                 $63,900     $67,096
                                                ========    ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $6,388      $6,215
 Accrued expenses                                  5,803       6,136
 Deferred income on shipments to distributors      3,867       5,762
 Current portion of long-term obligations            339         432
                                                --------    --------
    Total current liabilities                     16,397      18,545

Convertible subordinated notes                    32,661      32,506
Long-term obligations                                412         470
                                                --------    --------
    Total liabilities                             49,470      51,521
                                                --------    --------

Shareholders' equity:
 Preferred stock; 5,000 shares authorized              -           -
 Common stock; 200,000 shares authorized;
  23,914 and 23,737 shares outstanding           149,479     149,216
 Accumulated deficit                            (135,049)   (133,641)
                                                --------    --------
    Total shareholders' equity                    14,430      15,575
                                                --------    --------
    Total liabilities and shareholders' equity   $63,900     $67,096
                                                ========    ========

    CONTACT: Xicor, Inc.
             Geraldine Hench, 408/546-3348 (CFO)
             Laura Guerrant, 408/546-3348 (Investor Relations) lguerrant@xicor.com